As Filed with the Securities and Exchange Commission on August 9, 1999
                                                 Registration No.
  ----------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                               FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933


                       COOPER TIRE & RUBBER COMPANY
             (Exact name of issuer as specified in its charter)

            DELAWARE                                 34-4297750
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification no.)

                 Lima and Western Avenues, Findlay, Ohio 45840
                   (Address of principal executive offices)
                                 (Zip Code)

                       COOPER TIRE & RUBBER COMPANY
                PRE-TAX SAVINGS PLAN AT THE EL DORADO PLANT
                         (Full title of the plan)


       Philip G. Weaver, Vice President and Chief Financial Officer
                       COOPER TIRE & RUBBER COMPANY
                 Lima and Western Avenues, Findlay, Ohio 45840
                   (Name and address of agent for service)

                              (419) 423-1321
      (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

========================================================================
                                  Proposed      Proposed
 Title of                         maximum       maximum
 securities         Amount        offering      aggregate   Amount of
   to be            to be         price per     offering    registration
 registered       registered(1)    share         price         fee
------------------------------------------------------------------------
Common Stock,
$1 par value      30,000 shs.     $21.5625       $646,875     $180
========================================================================
(1) The following shares are being registered in this Form S-8: 30,000 shares of Common Stock, $1 par value, and 30,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company that will be available for award under the Cooper Tire & Rubber Company Pre-Tax Savings Plan at the El Dorado Plant.
(2)The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock on August 5, 1999, as reported on the New York Stock Exchange Composite Transactions Tape.
  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Part II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.

   The following documents, which have been or will be filed by registrant with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, are hereby incorporated in this registration statement by reference and shall be deemed to be a part hereof:

   (a) The registrant's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1998
(b) The registrant's Form 10-Q for the quarterly periods ended March
     31, 1999 and June 30, 1999.
   (c) The registrant's Current Report on Form 8-K, dated May 15, 1998, relating to the Amended and Restated Stockholder Rights
        Agreement dated May 11, 1998.

   All documents subsequently filed by the registrant or the Plan pursuant to Section 13 or 14 of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   The validity of the shares of Common Stock to be offered hereunder is being passed upon for the registrant by Mr. Richard D. Teeple, Vice President and General Counsel for the registrant, Lima and Western Avenues, Findlay, Ohio 45840. Mr. Teeple is an officer of the registrant, owns shares of the registrant's Common Stock, and holds options to purchase additional shares.

Item 6. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article VII of the registrant's bylaws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, and (iii) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

ITEM 8.  Exhibits.

   The Exhibit Index on page 7 of this filing is incorporated herein by reference.

   The registrant undertakes to submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  Undertakings.

1. The undersigned registrant hereby undertakes:

     A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(continued)                         3

3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay and State of Ohio on August 9, 1999.


                                        COOPER TIRE & RUBBER COMPANY



                                        /s/ Stan C. Kaiman
                                        --------------------------------
                                        STAN C. KAIMAN, Attorney-in-fact


   Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                    Date
      ---------                       -----                    ----

PATRICK W. ROONEY*       Chairman of the Board,          August 9, 1999
                         Chief Executive Officer
                         and Director
                         (Principal Executive Officer)

THOMAS A. DATTILO*       President, Chief                August 9, 1999
                         Operating Officer and Director

JOHN FAHL*               Vice President and Director     August 9, 1999

PHILIP G. WEAVER*        Vice President and Chief        August 9, 1999
                         Financial Officer
                         (Principal Financial Officer)

EILEEN B. WHITE*         Corporate Controller            August 9, 1999
                         (Principal Accounting Officer)

ARTHUR H. ARONSON*       Director                        August 9, 1999

EDSEL D. DUNFORD*        Director                        August 9, 1999

DEBORAH M. FRETZ*        Director                        August 9, 1999

DENNIS J. GORMLEY*       Director                        August 9, 1999

JOHN F. MEIER*           Director                        August 9, 1999

BYRON O. POND*           Director                        August 9, 1999

JOHN H. SHUEY*           Director                        August 9, 1999



*By/s/ Stan C. Kaiman
   --------------------------------
   STAN C. KAIMAN, Attorney-in-fact


(continued)

   Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, and State of Ohio on August 9, 1999.

                                      COOPER TIRE & RUBBER COMPANY
                                      PRE-TAX SAVINGS PLAN
                                      AT THE EL DORADO PLANT


                                      /s/ P. G. Weaver
                                      -----------------------------
                                      P. G. Weaver



                                      /s/ W. C. Hattendorf
                                      -----------------------------
                                      W. C. Hattendorf




                                      /s/ P. W. Rooney
                                      -----------------------------
                                      P. W. Rooney


                                      As members of the Pre-Tax
                                      Savings Plan Committee


*By/s/ Stan C. Kaiman
   --------------------------------
   STAN C. KAIMAN, Attorney-in-fact

                            INDEX TO EXHIBITS

                                 PART II.


Exhibit                         Description                        Page
-------  --------------------------------------------------------  -----

(3)(i)   Certificate of Incorporation, as restated and filed
         with the Secretary of State of Delaware on May 17, 1993,
         is incorporated herein by reference from Exhibit 3(i) of
         the Company's Form 10-Q for the quarter ended
         June 30, 1993                                               n/a

         Certificate of Correction of Restated Certificate of
         Incorporation as filed with the Secretary of State of
         Delaware on November 24, 1998, is incorporated herein by
         reference from Exhibit 3(i) of the Company's Form 10-K
         for the year ended December 31, 1998.                       n/a

         Form of Amended and Restated Rights Agreement dated as
         of May 11, 1998, between the Registrant and The Fifth
         Third Bank, as rights agent and the Form of Certificate
         of Designation for the Preferred Stock are incorporated
         herein by reference from Exhibit 4 of the Registrant's
         Form 8-K dated May 15, 1998.                                n/a

(3)(ii)  Bylaws, as amended May 5, 1987, are incorporated herein by reference from Exhibit 19 of the Company's Form 10-Q
         for the quarter ended June 30, 1987                         n/a

(5) Opinion of Richard D. Teeple, Esq. as to the legality of
the shares registered hereunder                               8

(23)     Consent of Ernst & Young LLP                                  9

(23)     Consent of Richard D. Teeple, Esq. (included in Exhibit 5)    8

(24)     Powers of Attorney                                        10-13

(99) Certified resolution of the Company's Board of Directors
adopted August 9, 1999                                    14-15

                                                           Part II
                                                           Exhibit (5)

August 9, 1999


Cooper Tire & Rubber Company
Lima and Western Avenues
Findlay, Ohio  45840

     RE:  Cooper Tire & Rubber Company
          Registration Statement on Form S-8
          Thrift and Profit Sharing Plan
          Texarkana Pre-Tax Savings Plan
          Pre-Tax Savings Plan at the Auburn Plant
          Pre-Tax Savings Plan at the Findlay Plant
          Pre-Tax Savings Plan at the El Dorado Plant
          Pre-Tax Savings Plan (Bowling Green-Hose)
          Pre-Tax Savings Plan (Bowling Green-Sealing)
          (Collectively the "Plans")

Gentlemen:

   Reference is made to the Registration Statements on Form S-8 (the "Registration Statements") which you are filing with the Securities and Exchange Commission with respect to additional shares of Common Stock, $1 par value, and additional Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company (the "Company") to be offered to employees of the Company who are eligible for participation in the Plans listed below.
                                                     Common
   Plan                                               Stock      Rights
   ----                                              ------      ------
   Thrift and Profit Sharing Plan                  8,000,000   8,000,000
   Texarkana Pre-Tax Savings Plan                    620,000     620,000
   Pre-Tax Savings Plan at the Auburn Plant          130,000     130,000
   Pre-Tax Savings Plan at the Findlay Plant         610,000     610,000
   Pre-Tax Savings Plan at the El Dorado Plant        30,000      30,000
   Pre-Tax Savings Plan (Bowling Green-Hose)         140,000     140,000
   Pre-Tax Savings Plan (Bowling Green-Sealing)      240,000     240,000

   I examined such documents and questions of law as I deem necessary for this opinion.

   I am of the opinion that the 9,770,000 total shares of Common Stock and 9,770,000 total Rights to Purchase Series A Preferred Stock to be offered after the Registration Statements become effective, and which may be purchased by the Trustee for the accounts of employees participating in the Plans, will be validly issued and outstanding, fully paid and non-assessable.

   I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statements and to the reference made to me under the caption "Interests of Named Experts and Counsel" in the Registration Statements.

                                      Respectfully submitted,

                                      COOPER TIRE & RUBBER COMPANY



                                      /s/ Richard D. Teeple
                                      ----------------------------------
                                      Richard D. Teeple,
                                      Vice President and General Counsel

                                                           Part II
                                                           Exhibit (23)


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cooper Tire & Rubber Company Pre-Tax Savings Plan at the El Dorado Plant of our reports (a) dated February 9, 1999, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Annual Report (Form 10-K) and (b) dated May 14, 1999, with respect to the financial statements and schedules of the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan, the Cooper Tire & Rubber Company Texarkana Pre-Tax Savings Plan, the Cooper Tire & Rubber Company Pre-Tax Savings Plan at the Auburn Plant, the Cooper Tire & Rubber Company Pre-Tax Savings Plan at the Findlay Plant, the Cooper Tire & Rubber Company Pre-Tax Savings Plan at the El Dorado Plant, the Cooper Tire & Rubber Company Pre-Tax Savings (Bowling Green - Hose), and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Sealing) included in Amendment No. 1 to the Annual Report (Form 10-K), both for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  ERNST & YOUNG LLP

Toledo, Ohio
August 9, 1999

                                                         Part II
                                                         Exhibit (24)

                           POWER OF ATTORNEY
                           -----------------

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers of Cooper Tire & Rubber Company, do hereby, for and on behalf of said Cooper Tire & Rubber Company in accordance with the certain resolution of the Board of Directors adopted August 9, 1999, constitute and appoint Patrick W. Rooney, or Thomas A. Dattilo, or Stan C. Kaiman as its attorney with full power of substitution and resubstitution for and in its name, place and stead, to sign and file with the Securities and Exchange Commission Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering additional shares of the Company's common stock with a par value of $1.00 per share and certain interests in each of the following Plans:

     Thrift and Profit Sharing Plan
     Texarkana Pre-Tax Savings Plan
     Pre-Tax Savings Plan at the Auburn Plant
     Pre-Tax Savings Plan at the Findlay Plant
     Pre-Tax Savings Plan at the El Dorado Plant
     Pre-Tax Savings Plan (Bowling Green-Hose)
     Pre-Tax Savings Plan (Bowling Green-Sealing)

and any and all amendments to said Registration Statements, whether such amendments are filed prior or subsequent to the effective date thereof, or any amendments to any exhibits thereto or to file any supplement to the Prospectus related thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registrations, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

   Executed at Findlay, Ohio this 9th day of August, 1999.

ATTEST:                                 COOPER TIRE & RUBBER COMPANY

/s/ Stan C. Kaiman                      /s/ Patrick W. Rooney
---------------------------             ------------------------------
Stan C. Kaiman, Secretary               Patrick W. Rooney, Chairman of
                                        the Board, Chief Executive
                                        Officer, and Director


STATE OF OHIO    )
                 )ss.
COUNTY OF HANCOCK)

   On this 9th day of August, 1999, before me, a Notary Public in and for the State and County aforesaid, personally appeared Patrick W. Rooney and Stan C. Kaiman, known to me to be the persons whose names are subscribed in the within instrument and acknowledged to me that they executed the same.

   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                 /s/ Kathy A. Morrison
                                 --------------------------------------
                                 Kathy A. Morrison
                                 Notary Public, State of Ohio
                                 My commission expires October 6, 2002

(SEAL)

                                                        Part II
                                                        Exhibit (24)
                           POWER OF ATTORNEY
                           -----------------

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned member of the Plan Committee of each of the Cooper Tire & Rubber Company Plans listed below, do hereby constitute and appoint Patrick W. Rooney, or Thomas A. Dattilo, or Stan C. Kaiman as its attorney with full power of substitution and resubstitution for and in its name, place and stead, to sign and file with the Securities and Exchange Commission Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering additional shares of the Company's common stock with a par value of $1.00 per share and certain interests in each of the following Plans:

     Thrift and Profit Sharing Plan
     Texarkana Pre-Tax Savings Plan
     Pre-Tax Savings Plan at the Auburn Plant
     Pre-Tax Savings Plan at the Findlay Plant
     Pre-Tax Savings Plan at the El Dorado Plant
     Pre-Tax Savings Plan (Bowling Green-Hose)
     Pre-Tax Savings Plan (Bowling Green-Sealing)

and any and all amendments to said Registration Statements, whether such amendments are filed prior or subsequent to the effective date thereof, or any amendments to any exhibits thereto or to file any supplement to the Prospectus related thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registrations, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

   Executed at Findlay, Ohio this 9th day of August, 1999.


/s/ P. G. Weaver                        /s/ W. C. Hattendorf
---------------------------             ------------------------------
P. G. Weaver                            W. C. Hattendorf


/s/ P. W. Rooney
------------------------------
P. W. Rooney


STATE OF OHIO    )
                 )ss.
COUNTY OF HANCOCK)

   On this 9th day of August, 1999, before me, a Notary Public in and for the State and County aforesaid, personally appeared P. G. Weaver, W.
C. Hattendorf, and P.W. Rooney known to me to be the persons whose names are subscribed in the within instrument and acknowledged to me that they executed the same.

   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                 /s/ Kathy A. Morrison
                                 --------------------------------------
                                 Kathy A. Morrison
                                 Notary Public, State of Ohio
                                 My commission expires October 6, 2002

(SEAL)

                                                      Part II
                                                      Exhibit (24)

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in the capacities indicated, do hereby constitute and appoint Patrick W. Rooney, or Thomas
A. Dattilo, or John Fahl, or Stan C. Kaiman as their attorney with full power of substitution and resubstitution for and in their name, place and stead, to sign and file with the Securities and Exchange Commission Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering additional shares of the Company's common stock with a par value of $1.00 per share and certain interests in each of the following Plans:

     Thrift and Profit Sharing Plan
     Texarkana Pre-Tax Savings Plan
     Pre-Tax Savings Plan at the Auburn Plant
     Pre-Tax Savings Plan at the Findlay Plant
     Pre-Tax Savings Plan at the El Dorado Plant
     Pre-Tax Savings Plan (Bowling Green-Hose)
     Pre-Tax Savings Plan (Bowling Green-Sealing)

and any and all amendments to said Registration Statements whether such amendments are filed prior or subsequent to the effective date thereof, or any amendments to any exhibits thereto or to file any supplement to the Prospectus related thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registrations, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

   Executed at Findlay, Ohio this 9th day of August, 1999.

/s/ Arthur H. Aronson                   /s/ Thomas A. Dattilo
---------------------------             -----------------------------
Arthur H. Aronson, Director             Thomas A. Dattilo, President,
                                        Principal Operating Officer,
                                        and Director

/s/ Edsel D. Dunford                    /s/ John Fahl
---------------------------             ---------------------------
Edsel D. Dunford, Director              John Fahl, Director


/s/ Deborah M. Fretz                    /s/ Dennis J. Gormley
---------------------------             ---------------------------
Deborah M. Fretz, Director              Dennis J. Gormley, Director


/s/ Stan C. Kaiman                      /s/ John F. Meier
---------------------------             ---------------------------
Stan C. Kaiman, Secretary               John F. Meier, Director


/s/ Byron O. Pond                       /s/ Patrick W. Rooney
---------------------------             ------------------------------
Byron O. Pond, Director                 Patrick W. Rooney, Chairman of
                                        the Board, Principal Executive
                                        Officer, and Director

(continued)

/s/ John H. Shuey                       /s/ Philip G. Weaver
--------------------------              --------------------------------
John H. Shuey, Director                 Philip G. Weaver, Vice President
                                        and Principal Financial Officer

/s/ Eileen B. White
-----------------------------
Eileen B. White, Principal
Accounting Officer and
Corporate Controller

                                                           Part II
                                                           Exhibit (99)
                          C E R T I F I C A T E
                          ---------------------

   I, Stan C. Kaiman, do hereby certify that I am the duly elected, qualified and acting Secretary of Cooper Tire & Rubber Company, and that the following is a true, accurate and correct copy of certain resolutions duly adopted by the Board of Directors of said Company in an Action In Writing Without A Meeting dated August 9, 1999:

      WHEREAS, the Company has established the following plans:

        Thrift and Profit Sharing Plan
        Texarkana Pre-Tax Savings Plan
        Pre-Tax Savings Plan at the Auburn Plant
        Pre-Tax Savings Plan at the Findlay Plant
        Pre-Tax Savings Plan at the El Dorado Plant
        Pre-Tax Savings Plan (Bowling Green-Hose)
        Pre-Tax Savings Plan (Bowling Green-Sealing)

      (all of such plans herein being collectively referred to as the "Plans"), in each case for the purpose of encouraging and assisting employees to engage in a savings program with a view toward meeting financial emergencies and as a means of adding to their retirement income, and

      WHEREAS, it has become necessary to register additional shares of the Company's Common Stock for each of the Plans to provide adequate levels of Common Stock available for issuance pursuant to the terms of each of the Plans, and

      WHEREAS, it will therefore be necessary to file a registration statement with the Securities and Exchange Commission with respect to each of the Plans.

      NOW, THEREFORE, BE IT RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized to prepare or cause to be prepared, execute and file, or cause to be filed with the Securities and Exchange Commission a Registration Statement on Form S-8 pursuant to the Securities Exchange Act of 1933, as amended, for each of the Plans and that such officers be authorized to do or cause to be done all such further things as may, in their opinion, be necessary or advisable in order to effect the filing of such registrations under said Act.

      FURTHER RESOLVED, that Patrick W. Rooney, or Thomas A. Dattilo, or Stan C. Kaiman be, and each of them hereby is, appointed as the attorney of the Company with full power of substitution and resubstitution for and in the name, place and stead of the Company, to sign and file the Form S-8 relating to each of the Plans together with any and all amendments and exhibits thereto, together with amendments to any such exhibits, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

      FURTHER RESOLVED, that the Chairman of the Board, the President, a Vice President, or the General Counsel together with the Secretary or Treasurer of the Company be, and they hereby are, authorized for and on its behalf to execute a Power of Attorney evidencing the foregoing appointment.


(continued)

      FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to execute and deliver, on behalf of the Company, such instruments, documents, agreements and papers, and to do, on behalf of the Company, such other acts and things as he or they may deem necessary or desirable to effect the purpose and intent of the foregoing resolutions.

      I further certify that such resolutions have not been rescinded, modified or changed by any action of the Board of Directors and that they are now in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and attached the Corporate Seal this 9th day of August, 1999.



                                        /s/ Stan C. Kaiman
                                       --------------------------------
                                       Stan C. Kaiman
                                       Secretary


(SEAL)